Exhibit 99.4

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment (“Amendment”) is effective March 20, 2008, supplements and amends the Standard Industrial/Commercial Multi-Tenant Lease Net Agreement dated September 15, 2003 (“The Lease”), between EMC Associates, L.P., (“Lessor”), and Dynamic Details, Inc., a California corporation, (“Lessee”), with respect to the following:

RECITALS

A.    The Lessor and Lessee entered a Standard Industrial/Commercial Multi-Tenant Lease Net Agreement dated September 15, 2003, (“The Lease”), for the property located at 1230 Simon Circle, Anaheim, California.

B.    The Lease expires September 30, 2008 and Lessor and Lessee mutually desire to extend the term of the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, Lessor and Lessee agree as follows:

1.    Term.  Subject to the terms and provisions of this Amendment, the term of the Master Lease shall be extended for the period October 1, 2008 through September 30, 2009 (“Extension Term”).

2.    Base Rent.  Base Rent of shall be paid monthly without adjustment on the first day of each calendar month for the Extension Term set forth in this Amendment.

3.    Cooperation; Continuing Obligations.  Lessor and Lessee agree to perform any further acts and execute and deliver documents reasonably necessary to carry out the provisions of this Amendment. Except as modified by this Amendment, all covenants, conditions and agreements between Lessor and Lessee under the Lease shall continue in full force and effect.

4.    Authority.  Lessee has not heretofore assigned or otherwise transferred any right or interest in the Lease, the individuals signing this Amendment on behalf of Lessee have been duly authorized and the Amendment adopted by appropriate resolutions which are in full force and effect, and Lessee has full and complete authority to execute the within Amendment without any additional approval or consent.

5.    Recitals Incorporation.  The foregoing Recitals contained in this Amendment are incorporated into the parties agreements.

6.    Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall be read together as one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date hereinabove written.

“Lessor”		“Lessee”
EMC Associates		Dynamic Details, Inc., a California Corporation

/s/ Matt Clabaugh		/s/ Mikel Williams
Matt Clabaugh		Mikel Williams
	Its:	President

/s/ Sally Goff
Sally Goff
	Its:	Chief Financial Officer